Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
ANNOUNCES THIRD QUARTER 2017 RESULTS

Conference Call and Webcast Scheduled for Tomorrow, Wednesday, November 8, 2017 at
11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, November 7, 2017 – Western Asset Mortgage Capital Corporation (the “Company” or "WMC") (NYSE: WMC) today reported its results for the third quarter ended September 30, 2017.

THIRD QUARTER 2017 HIGHLIGHTS

▪	$0.31 per share common dividend declared.

▪	GAAP net income of $22.8 million, or $0.54 per basic and diluted share.

▪	Core earnings plus drop income of $13.5 million, or $0.32 per basic and diluted share.[1,2]

▪	2.21% annualized net interest margin on our investment portfolio.[1,4]

▪	Constant prepayment rate ("CPR") on the Company’s Agency RMBS portfolio of 11.2% for the quarter.

▪	$10.88 per share net book value as of September 30, 2017, net of third quarter common dividend.

▪	Economic return on book value was 5.2%[1,3] for the quarter.

▪	7.3x leverage as of September 30, 2017.

1  Non – GAAP measure.
2  Drop income is income derived from the use of ‘to-be-announced’ forward contract (“TBA”) dollar roll transactions which is a component of our gain (loss) on derivative instruments on our consolidated statements of operations, but is not included in core earnings. There was no drop income for the three months ended September 30, 2017.
3  Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value.
4   Includes interest-only securities accounted for as derivatives, total return swap and the cost of interest rate swaps.

MANAGEMENT COMMENTARY

“I am very pleased to report that we delivered another solid performance in the third quarter, generating an economic return on book value of 5.2%, bringing our economic return for the first nine months of 2017 to 15.0%," said Jennifer Murphy, Chief Executive Officer of the Company. "In addition, core earnings plus drop income was $0.32 per share, consistent with the second quarter, as we continued to benefit from our repositioned portfolio, our simplified hedge book and lower operating expenses. Our third quarter dividend remained stable at $0.31 per share for the sixth consecutive quarter, which reflects our commitment to our long-term goal of generating a strong total return for our shareholders through attractive dividends derived from sustainable core earnings and potential appreciation in the value of our portfolio. Finally, we are pleased to have recently completed a $115 million offering of 6.75% convertible senior notes due in 2022. We believe that this financing will enable us to acquire additional target investments and increase the earnings power of our portfolio.”

Anup Agarwal, Chief Investment Officer of the Company, commented, “Our strong performance, for the first nine months of 2017, is a result of a shift in our asset composition and our ongoing focus on achieving operating efficiencies. During the quarter, our portfolio experienced spread tightening across the majority of its positions, which helped support the increase in book value to $10.88 or 2.3%, at September 30, 2017. In addition, we continued to benefit from our reconfigured hedge book, which further reduced our effective borrowing costs during the quarter, despite the increase in the Federal Funds rate in late June.”

“Our current expectations are for a continuing moderate pace of economic growth and an improving global backdrop combined with a low inflation environment, both in the U.S. and abroad. We believe that our strategy of investing in a diversified portfolio in a number of sub-sectors of the mortgage market, including Agency CMBS, Agency RMBS and credit-sensitive investments continues to be appropriate, and in our opinion, positions us well to continue to generate attractive risk-adjusted total economic returns for our shareholders,” Mr. Agarwal concluded.

OPERATING RESULTS

The below table reflects a summary of our operating results:

	For the Three Months Ended
GAAP Results	September 30, 2017	June 30, 2017	March 31, 2017

Net Interest Income	$18,565	$19,648	$19,693
Other Income (Loss):
Realized gain (loss) on sale of investments, net	1,830	(2,488)	21,258
Other than temporary impairment	(7,225)	(6,579)	(6,097)
Unrealized gain (loss), net	5,249	35,017	(5,140)
Gain (loss) on derivative instruments, net	7,217	(18,555)	(4,697)
Other, net	216	222	403
Other Income (loss)	7,287	7,617	5,727
Total Expenses	4,240	4,466	4,866
Income (loss) before income taxes	21,612	22,799	20,554
Income tax provision (benefit)	(1,155)	2,115	312
Net income (loss)	$22,767	$20,684	$20,242

Net income (loss) per Common Share – Basic/Diluted	$0.54	$0.49	$0.48
Non-GAAP Results
Core earnings plus drop income(1)	$13,511	$13,290	$10,281
Core earnings plus drop income per Common Share – Basic/Diluted	0.32	0.32	0.25
Weighted average yield(2)	4.00%	4.13%	4.39%
Effective cost of funds(3)	1.99%	2.17%	2.81%
Annualized net interest margin(2)(3)	2.21%	2.25%	2.01%
Annualized CPR on Agency RMBS	11.2%	9.9%	10.5%

(1)          For a reconciliation of GAAP Income to Core earnings, please refer to the Reconciliation of Core Earnings at the end of this press release.
(2)          Includes interest-only securities accounted for as derivatives, foreign currency swaps and total return swaps.
(3)          Includes the net amount paid, including accrued amounts for interest rate swaps and premium amortization for MAC interest rate swaps during the periods.

PORTFOLIO COMPOSITION

As of September 30, 2017, the Company owned an aggregate investment portfolio totaling $4.0 billion. The following table sets forth additional information regarding the Company’s portfolio as of September 30, 2017 (dollars in thousands):

	Net Weighted Average Coupon	Principal Balance	Amortized Cost	Carrying Value(4)
Agency
20-Year mortgage
	3.5%	$31,291	$32,772	$32,782
	4.0%	118,679	124,994	126,496
	3.9%	149,970	157,766	159,278
30-Year mortgage

	3.0%	23,788	23,899	23,899
	4.0%	245,220	260,210	260,658
	4.5%	192,641	206,769	210,982
	5.0%	43,066	48,104	48,104
	5.5%	1,872	2,198	2,073
	6.0%	2,152	2,400	2,480
	4.2%	508,739	543,580	548,196
40-Year mortgage	3.5%	374,844	385,906	387,095

Agency RMBS IOs and IIOs(1)	3.0%	N/A	15,416	16,037
Agency RMBS IOs and IIOs accounted for as derivatives (1)(2)	2.9%	N/A	N/A	11,219
	3.0%	N/A	15,416	27,256

Agency CMBS	2.9%	2,087,948	2,090,095	2,103,185
Agency CMBS Interest-Only Strips(1)	3.2%	N/A	—	30
Agency CMBS IOs and IIOs accounted for as derivatives (1)(2)	0.5%	N/A	N/A	6,016
	2.7%	2,087,948	2,090,095	2,109,231
Subtotal Agency	3.1%	3,121,501	3,192,763	3,231,056

Non-Agency RMBS	3.1%	81,504	58,440	64,362
Non-Agency CMBS	4.8%	376,215	290,023	278,511
Subtotal Non-Agency	4.5%	457,719	348,463	342,873

Other securities(3)	7.3%	92,302	115,845	122,651
Subtotal MBS and Other securities	3.3%	3,671,522	3,657,071	3,696,580
Whole-Loans
Residential Whole-Loans	4.5%	187,521	187,778	191,439
Residential Bridge Loans	10.0%	54,716	54,912	54,912
Securitized commercial loan(5)	9.0%	24,941	24,941	24,952
Subtotal Whole-Loans	6.1%	267,178	267,631	271,303
Total Portfolio	3.5%	$3,938,700	$3,924,702	$3,967,883

(1) IOs and IIOs have no principal balances and bear interest based on a notional balance.  The notional balance is used solely to determine interest distributions on interest-only class of securities.  At September 30, 2017, the notional balance for Agency RMBS IOs and IIOs, Agency RMBS IOs and IIOs accounted for as derivatives, Agency CMBS IOs and IIOs and Agency CMBS IOs and IIOs accounted for as derivatives was $166.2 million, $131.8 million, $5.3 million and $193.8 million, respectively.
(2) Interest on these securities is reported as a component of "Gain (loss) on derivative instruments, net" in our Consolidated Statements of Operations.
(3) Other securities include residual interests in asset-backed securities which have no principal balance and an amortized cost of approximately $23.4 million.
(4) All investments are carried at their fair value with the exception of the residential bridge loans, which are carried at their amortized cost.

(5)  The $24.9 million securitized commercial loan is from a consolidated variable interest entity in which the Company owns a $14.0 million first loss position in a CMBS Securitized Trust.

PORTFOLIO FINANCING AND HEDGING

Financing

At September 30, 2017, the Company financed its portfolio with $3.3 billion of borrowings under master repurchase agreements with 17 of its 27 approved counterparties, bearing fixed interest rates with maturities of six months or less. The following table sets forth additional information regarding the Company’s portfolio financing as of September 30, 2017 (dollars in thousands):

Repurchase Agreements	Balance	Weighted Average Interest Rate (end of period)	Weighted Average Remaining Maturity (days)
Agency RMBS	$792,520	1.39%	61
Agency CMBS	2,019,010	1.39%	32
Non-Agency RMBS	48,443	2.85%	41
Non-Agency CMBS	192,015	2.96%	36
Whole-Loans(1)	163,560	3.46%	6
Residential Bridge Loans	51,074	4.29%	59
Other Securities	69,634	3.36%	22
Total	$3,336,256	1.69%	38

(1) Whole-Loans includes the repurchase agreements for Residential Whole-Loans and Securitized Commercial Loans.

Hedging

At September 30, 2017 the Company had $1.5 billion notional value of pay-fixed interest rate swaps, excluding a forward starting swap of $1.6 billion (approximately 7.0 months forward), which has a maturity and April 27, 2028.

The following tables summarize the average fixed pay rate, average receive rate and average maturity for the Company’s interest rate swaps as of September 30, 2017:

(dollars in thousands)
Remaining Term to Maturity	Notional Value	Average Fixed Pay Rate	Average Floating Receive Rate	Average Maturity (Years)	Forward Starting
1 year or less	$105,900	0.8%	1.3%	0.1	—%
Greater than 1 year and less than 3 years	600,000	1.6%	1.3%	2.1	—%
Greater than 3 years and less than 5 years	690,000	2.0%	1.3%	4.6	—%
Greater than 5 years	1,682,300	2.5%	0.1%	10.7	95.3%
Total	$3,078,200	2.2%	0.6%	7.3	52.1%

DIVIDEND

On September 21, 2017, the Company declared a regular cash dividend of $0.31 per share for each common share. Since its inception in May 2012, the Company has declared and paid total dividends of $14.99 per share in a combination of cash and stock.

CONFERENCE CALL

The Company will host a conference call with a live webcast tomorrow, November 8th, at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the third quarter 2017.

Individuals interested in participating in the conference call may do so by dialing (866) 235-9914 from the United States, or (412) 902-4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10113416 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call tomorrow.

A telephone replay will be available through November 22 , 2017 by dialing (877) 344-7529 from the United States, or (412) 317-0088 from outside the United States, and entering conference ID 10113416. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio assets consisting of Agency CMBS, Agency RMBS, Non-Agency CMBS, Non-Agency RMBS, Residential and Commercial Whole-Loans, Bridge Loans and other financial assets. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company’s perspective of which mix of portfolio assets it believes provides the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Legg Mason, Inc. Please visit the Company’s website at www.westernassetmcc.com

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.”  Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2016 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share, drop income and drop income per share and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest spread, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands—except share and per share data)
(Unaudited)

	September 30, 2017	December 31, 2016
Assets:
Cash and cash equivalents	$36,669	$46,172
Mortgage-backed securities and other securities, at fair value ($3,397,699 and $2,261,430 pledged as collateral, at fair value, respectively)	3,696,580	2,576,517
Residential Whole-Loans, at fair value ($191,439 and $192,136 pledged as collateral, at fair value, respectively)	191,439	192,136
Residential Bridge Loans ($54,912 and $0 pledged as collateral, respectively)	54,912	—
Securitized commercial loan, at fair value	24,952	24,225
Investment related receivable	9,551	33,600
Accrued interest receivable	13,025	18,812
Due from counterparties	88,932	243,585
Derivative assets, at fair value	5,011	20,571
Other assets	4,134	398
Total Assets (1)	$4,125,205	$3,156,016

Liabilities and Stockholders’ Equity:
Liabilities:
Borrowings under repurchase agreements, net	$3,336,256	$2,155,644
Securitized debt, at fair value	10,979	10,659
Accrued interest payable	4,859	16,041
Investment related payables	296,317	341,458
Due to counterparties	2,320	740
Derivative liability, at fair value	986	182,158
Accounts payable and accrued expenses	2,588	3,255
Payable to affiliate	1,920	2,584
Dividend payable	12,995	12,995
Total Liabilities (2)	3,669,220	2,725,534

Commitments and contingencies

Stockholders’ Equity:
Common stock: $0.01 par value, 500,000,000 shares authorized, 41,919,801 shares issued and outstanding, respectively	419	419
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	—	—
Additional paid-in capital	765,898	765,042
Retained earnings (accumulated deficit)	(310,332)	(334,979)
Total Stockholders’ Equity	455,985	430,482
Total Liabilities and Stockholders’ Equity	$4,125,205	$3,156,016

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets (Continued)
(in thousands—except share and per share data)
(Unaudited)

	September 30, 2017	December 31, 2016
(1) Assets of consolidated VIEs included in the total assets above:
Residential Whole-Loans, at fair value ($191,439 and $192,136 pledged as collateral, at fair value, respectively)	$191,439	$192,136
Residential Bridge Loans ($54,912 and $0 pledged as collateral, respectively)	54,912	—
Securitized commercial loan, at fair value	24,952	24,225
Investment related receivable	7,178	1,241
Accrued interest receivable	2,529	1,622
Total assets of consolidated VIEs	$281,010	$219,224

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Securitized debt, at fair value	$10,979	$10,659
Accrued interest payable	82	85
Accounts payable and accrued expenses	157	2
Total liabilities of consolidated VIEs	$11,218	$10,746

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(in thousands—except share and per share data)

	Three months ended
	September 30, 2017	June 30, 2017	March 31, 2017
Net Interest Income
Interest income	$30,928	$30,055	$28,430
Interest expense	12,363	10,407	8,737
Net Interest Income	18,565	19,648	19,693

Other Income (Loss)
Realized gain (loss) on sale of investments, net	1,830	(2,488)	21,258
Other than temporary impairment	(7,225)	(6,579)	(6,097)
Unrealized gain (loss), net	5,249	35,017	(5,140)
Gain (loss) on derivative instruments, net	7,217	(18,555)	(4,697)
Other, net	216	222	403
Other Income (Loss)	7,287	7,617	5,727

Expenses
Management fee to affiliate	1,853	1,830	2,476
Other operating expenses	702	736	417
General and administrative expenses:
Compensation expense	660	664	740
Professional fees	781	832	888
Other general and administrative expenses	244	404	345
Total general and administrative expenses	1,685	1,900	1,973
Total Expenses	4,240	4,466	4,866

Income before income taxes	21,612	22,799	20,554
Income tax provision (benefit)	(1,155)	2,115	312
Net income	$22,767	$20,684	$20,242

Net income per Common Share – Basic	$0.54	$0.49	$0.48
Net income per Common Share – Diluted	$0.54	$0.49	$0.48
Dividends Declared per Share of Common Stock	$0.31	$0.31	$0.31

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings
(in thousands—except share and per share data)
(Unaudited)

The table below reconciles Net Income to Core Earnings for the three months ended September 30, June 30 and March 31, 2017:

	Three months ended
(dollars in thousands)	September 30, 2017	June 30, 2017	March 31, 2017
Net Income	$22,767	$20,684	$20,242
Income tax provision (benefit)	(1,155)	2,115	312
Income before income taxes	21,612	22,799	20,554

Adjustments:
Investments:
Unrealized (gain) loss on investments and securitized debt	(5,249)	(35,017)	5,140
Other than temporary impairment	7,225	6,579	6,097
Realized (gain) loss on sale of investments, net	(1,830)	2,488	(21,258)
Realized (gain) loss on foreign currency transactions	(1)	1	1

Derivative Instruments:
Net realized (gain) loss on derivatives	(9,062)	175,512	(801)
Unrealized (gain) loss on derivatives	598	(160,002)	(851)

Non-cash stock-based compensation	218	215	362
Total adjustments	(8,101)	(10,224)	(11,310)
Core Earnings	$13,511	$12,575	$9,244
Basic Core Earnings per Common Share and Participating Securities	$0.32	$0.30	$0.22
Diluted Core Earnings per Common Share and Participating Securities	$0.32	$0.30	$0.22
Basic weighted average common shares and participating securities	41,992,381	41,979,854	41,973,170
Diluted weighted average common shares and participating securities	41,992,381	41,979,854	41,973,170

Reconciliation of Interest Income and Effective Cost of Funds
(dollars in thousands)
(Unaudited)

The following table reconciles total interest income to adjusted interest income which includes interest income on Agency and Non-Agency Interest-Only Strips classified as derivatives (Non-GAAP financial measure) for the three months ended September 30, June 30 and March 31, 2017:

	Three months ended
(dollars in thousands)	September 30, 2017	June 30, 2017	March 31, 2017
Coupon interest income	$31,223	$30,270	$29,915
Premium amortization, discount accretion and amortization of basis, net	(295)	(215)	(1,485)
Interest income	30,928	30,055	28,430
Contractual interest income, net of amortization of basis on Agency and Non-Agency Interest-Only Strips, classified as derivatives(1):
Coupon interest income	1,816	2,372	2,041
Amortization of basis	(1,486)	(2,004)	(1,565)
Contractual interest income, net on Total return swaps(1)	95	143	231
Subtotal	425	511	707
Total adjusted interest income	$31,353	$30,566	$29,137

(1)                Reported in "Gain (loss) on derivative instruments, net" in the Consolidated Statements of Operations.

The following table reconciles the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for three months ended September 30, June 30 and March 31, 2017 :

	Three months ended
	September 30, 2017		June 30, 2017		March 31, 2017
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs
Interest expense	$12,363	1.75%	$10,407	1.62%	$8,737	1.55%
Net interest paid - interest rate swaps	1,672	0.24%	3,556	0.55%	7,056	1.26%
Effective Borrowing Costs	$14,035	1.99%	$13,963	2.17%	$15,793	2.81%
Weighted average repurchase borrowings	$2,797,062		$2,582,946		$2,280,026